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                                                                    Exhibit 4.28



                              SIXTH AMENDMENT FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE II

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                       NUMBER: PKS.87/HK.820/TCC-00/2003
                             DATE: 09 OCTOBER 2003

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                        PT TELEKOMUNIKASI INDONESIA, TBK

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

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                                SIXTH AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II
                                    BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, TBK.
                                      AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

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                       NUMBER: PKS.87/HK.820/TCC-00/2003

On this day NINTH of OCTOBER, year TWO THOUSAND THREE, placed at Jakarta, between the concerned parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, TBK., telecommunications services and network provider established and incorporated under the law of Republic of Indonesia, having its address at Jalan Japati No. 1 Bandung 40133, in this legal act represent by, TRI DJATMIKO, HEAD OF CONSTRUCTION CENTER, based on the Power of Attorney of President Director Number: K.TEl. 107/HK510/UTA-00/02 dated 15 August 2002, hereinafter referred to as TELKOM.


II. CONSORTIUM OLEX - LUCENT - BRIMBUN, a consortium formed under Notarial Deed No. 9 dated 14th December 2001, by Notary Benny Djaja, SH, SE, MM., and as amended under Notarial Deed No. 20 dated 8th September 2003 by Notary Imelda Nur Pane, SH, having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Letjen S. Parman Kav. 12, Jakarta-11480; whereas in this legal act to be represented by FADJAR TJOANDA, hereinafter referred to as PARTNER.

     CONSORTIUM OLEX - LUCENT - BRIMBUN consist of:

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     PT. OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia
     15th Floor, Jakarta, as CONSORTIUM LEADER hereinafter referred to as OLEX.

     LUCENT TECHNOLOGIES SINGAPORE PTE LTD, having its address at
     Technopark@Chai Chee, 750 D Chai Chee Road, Singapore 469004, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT.

     PT. BRIMBUN RAYA INDAH, having its address at Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to as BRIMBUN.

     PT. LINTAS TEKNOLOGI INDONESIA, having it's address at Tifa Building 3rd Floor, Jakarta, as CONSORTIUM MEMBER, hereinafter referred to as LINTAS.

     hereinafter all together in this Amendment referred to as PARTNER.

By first taking into Consideration of the following matters:

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number:
     PKS.14/HK810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT".

b. whereas, TELKOM and PARTNER has changed some articles in the Main Contract with the first Amendment Nomor PKS. 155/HK-820/UTA-00/2002 dated August 22, 2002, hereinafter referred to as "FIRST AMENDMENT";

c. whereas, TELKOM and PARTNER has changed some articles in the Main Contract and first Amendment with the "Second Amendment" Nomor PKS.
     192/HK-820/UTA-00/2002 dated October 25, 2002, hereinafter referred to as "SECOND AMENDMENT";

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d.   whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, and the Second Amendment with the "the Third
     Amendment" Nomor PKS. 121/HK-820/PEM-00/2002 dated December 20, 2002, hereinafter referred to as "THIRD AMENDMENT";

e. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, the Second Amendment and the Third Amendment, with the Fourth Amendment Nomor PKS. 21/HK-820/PEM-00/2003 dated 20 March 2003, hereinafter referred to as "FOURTH AMENDMENT";

f. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment, the Second Amendment, the Third Amendment, and Fourth Amendment with the Fifth Amendment Nomor PKS. 50/HK-820/TCC-00/2003 dated 26 June 2003 hereinafter referred to as "FIFTH AMENDMENT";

g. Whereas, MITRA has proposed to change the members of Consortium, and TELKOM has approved it with TELKOM's letter no. Tel.667/HK-00/TCC-00/2003 dated August 11, 2003.

h. whereas, TELKOM and PARTNER have agreed to amend the Scope of Work of for several Rings;

i. whereas TELKOM with it's Letter number: TEL. 831/LG.270/TCC-00/2003 dated OCTOBER 9, 2003 has agreed with Amendment VI;

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions stipulated in the Main Contract, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment in accordance with the following terms and conditions:

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                                   ARTICLE 1
                                 SCOPE OF WORK

(1) TELKOM and PARTNER have agreed to amend the Bill of Quantity (BoQ) of the scope of work

(2) Scope of Work based on this Amendment as specified in detail as stated in Attachment II of this Amendment.


                                   ARTICLE 2
                                CONTRACT AMOUNT

(1) The contract price based on this Amendment including VAT, insurance and other taxes based on the law of Indonesia as follows:

     - US$28,791,892.10 (Twenty eight million seven hundred ninety one thousand eight hundred ninety two US Dollar and ten cents) and

     - Rp.122,861,518,120 (One hundred twenty two billion eight hundred sixty one million five hundred eighteen thousand one hundred twenty Rupiah)

(2) The contract price per-ring system an it's breakdown as stated in Attachment II of this Amendment.


                                   ARTICLE 3
                         AMENDMENT OF CONSORTIUM MEMBER

(1)  The members of Consortium based on this Amendment consist of:

     a.   PT. Olex Cables Indonesia (Leader)
     b.   Lucent Technologies Singapore Pte Ltd
     c.   PT. Brimbun Raya Indah
     d.   PT. Lintas Teknologi Indonesia

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(2)  TELKOM and MITRA agreed that all right, interests, title and obligations of
     PT. LUCENT TECHNOLOGIES INDONESIA under Consortium Agreement had been novated to PT. Lintas Teknologi Indonesia and Lucent Technologies Singapore Pte Ltd.


                                   ARTICLE 4
                                ACCOUNT CHANGING

TELKOM agreed with MITRA's Bank Account based on this Amendment as follows:

a.   Account No: (USD) 070 0002156268
     Bank Name: Bank Mandiri - Plaza Mandiri Branch, Jakarta
     Account No : (IDR) 102 0102001309
     Bank Name : Bank Mandiri - Sub Jakarta Sudirman, Jakarta
     Under the name of : PT Olex Cables Indonesia

b.   Account No. : (IDR) 060 000001420.001
     Bank Name : PT Bank Negara Indonesia, Tbk
     Dukuh Bawah Branch, Jakarta
     Under the name of : PT Brimbun Raya Indah

c.   Account No. : (USD) 102 0002135801
                 (IDR) 102 0002116249
     Bank name : Bank Mandiri
                Plaza Bapindo Branch, Jakarta
     Under the name of : PT Lintas Teknologi Indonesia


                                   ARTICLE 5
                                   ATTACHMENT

All attachment as follows shall be an unity that could not be separated of this Amendment, consist of :

Attachment-I:
     Approval letter from TELKOM

Attachment-II :
     Price summary Schedule

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Attachment-III:
     Documents of Change of Consortium members

Attachment IV:
     Disburment Plan

Attachment-V:
     Statement of Bank Accounts of Consortium members

Attachment-VI:
     Minutes of Meeting and Clarification


                                   ARTICLE 6
                                     OTHERS

(1) This Amendment shall be effective as of the date after signing by both parties.

(2) Articles and/or Attachments of the Main Contract and its Amendments which are not amended by this Amendment, shall remain prevail and legally binding by both parties.

(3) Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of implementation and others.


PT. TELEKOMUNIKASI INDONESIA, TBK,          KONSORSIUM
                                            OLEX-LUCENT-BRIMBUN,

[signature]                                 [signature + stamp duty]

TRI DJATMIKO                                FADJAR TJOANDA
----------------------------------          -----------------------------
KEPALA PUSAT CONSTRUCTION CENTER            PIMPINAN KONSORSIUM

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